Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. Peter Rendall 401-847-3327 prendall@kvh.com	FTI Consulting Christine Mohrmann 212-850-5600
KVH Industries Reports Third Quarter 2014 Results

•	Record GAAP revenue of $44.3 million, up 10% from a year ago and non-GAAP revenue of $44.9 million

•	GAAP net income of $0.2 million, EPS $0.01, non-GAAP net income of $1.0 million, and non-GAAP EPS of $0.07
MIDDLETOWN, RI, November 10, 2014 -- KVH Industries, Inc., (Nasdaq: KVHI) reported financial results for the third quarter ended September 30, 2014 today. The company will hold a conference call to discuss these results at 10:30 a.m. EST today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
Recent Business Highlights

•	Strong growth in subscription-based service revenue, which represented 58% of total revenue in Q3, up from 42% from a year ago

•	mini-VSAT Broadbandsm Q3 airtime revenue continues to show good growth, up 24% year-over-year

•	Launched and shipped media servers for IP-MobileCast™ customers

•	Solid sequential increase in VSAT unit hardware sales

•	Adjusted EBITDA in the third quarter of $5.9 million was up from $4.9 million in the comparable quarter last year

•	Received two large TACNAV® and FOG-based navigation system orders from international customers worth over $23 million

•	Completed the acquisition of leading maritime e-Learning & training services company, Videotel™
“During the third quarter, the investments we’re making to grow and sustain our market leadership position began to bear fruit. We had a solid quarter of sales of our new marine satellite TV products, we launched the full IP-MobileCast content delivery service, and we added Videotel’s e-Learning and safety content to our portfolio of value added services. Our market focus of delivering premium content to maritime customers, including airtime, VoIP phone service, entertainment, ECDIS chart updates, real-time weather updates, e-Learning and safety content, resulted in our third quarter subscription-based revenues growing to 58% of total revenues, representing a 51% year-over-year increase. We continue to see our markets grow, as evidenced by the 24% year-over-year growth we saw in VSAT airtime,” said Martin Kits van Heyningen, KVH’s chief executive officer.
“We were pleased to announce two large TACNAV and FOG-based navigation systems orders that we expect could have a positive impact in Q4 as well as provide significant backlog for 2015 and 2016. We also announced two new versions of our fiber optic gyro IMUs to create a family of three products that provide high performance for a larger variety of applications,” concluded Mr. Kits van Heyningen.

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Financial Highlights (in millions, except per share data)

	Quarter Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
GAAP Results
Revenue	$44.3	$40.2	$122.2	$123.3
Net income (loss)	$0.2	$1.4	$(0.9)	$4.9
Diluted net income (loss) per share	$0.01	$0.09	$(0.06)	$0.32

Non-GAAP Results
Revenue	$44.9	$40.2	$122.8	$123.3
Net income	$1.0	$1.4	$0.7	$5.6
Diluted net income per share	$0.07	$0.09	$0.05	$0.37
Adjusted EBITDA	$5.9	$4.9	$10.8	$14.4
Third Quarter Financial Summary
Revenue was $44.3 million for the third quarter, an increase of 10% compared to the third quarter of 2013 and an 8% increase compared to the second quarter of 2014. Third quarter product revenues of $16.9 million were 17% lower than the prior year quarter, primarily driven by a 24% year-over-year decrease in guidance & stabilization hardware sales. Service revenues in the third quarter were $27.4 million, an increase of 38% compared to the third quarter of 2013 and a 37% increase compared to the second quarter of 2014. Airtime service revenues, which include mini-VSAT Broadband airtime revenues, were up 20% year-over-year and 9% sequentially. Total value added services, which represent all other service revenues excluding airtime, were up 75% in the current quarter compared to the third quarter of 2013. Non-GAAP revenue, which included $0.6 million excluded from Videotel’s revenue due to the application of purchase accounting, was $44.9 million in the current quarter.
For the third quarter, net income on a GAAP basis was $0.2 million or $0.01 per diluted share, while non-GAAP net income, which reflects the non-GAAP revenue noted above, expenses incurred in connection with acquisitions and the related tax impact, as well as discrete tax items, was $1.0 million or $0.07 per diluted share. During the same period last year, the company reported GAAP and non-GAAP net income of $1.4 million, or $0.09 per diluted share.
Adjusted EBITDA was $5.9 million for the third quarter of 2014 compared to $4.9 million in the third quarter of 2013. The acquisition of Videotel on July 2, 2014 resulted in an additional charge for intangibles amortization. Included in adjusted EBITDA was $1.5 million and $0.5 million related to the amortization of intangible assets for the three months ended September 30, 2014 and 2013, respectively.
Nine-month Financial Summary
For the nine months ended September 30, 2014, revenue was $122.2 million, down 1% compared to $123.3 million for the nine months ended September 30, 2013. Product revenues for the 2014 nine-month period of $55.9 million were 22% lower than the comparable period last year, which was driven primarily by a 34% decline in guidance & stabilization product revenues year-over-year. Service revenues for the 2014 nine-month period of $66.3 million were 28% higher than the comparable period last year. Airtime service revenues in the 2014 nine-month period increased 24% year-over-year while value added services revenues increased 37%, reflecting the addition of Videotel and a full nine-month contribution of KVH Media Group, offset by a decline in services to support the Saudi Arabian National Guard program which was completed this quarter.
The company reported a GAAP net loss of $0.9 million for the nine months ended September 30, 2014, or $(0.06) per share. The company recorded non-GAAP net income of $0.7 million or $0.05 per diluted share. During the same period last year, the company reported a GAAP net income of $4.9 million, or $0.32 per diluted share, and non-GAAP net income of $5.6 million, or $0.37 per share.
Speaking about the company’s financial performance, Peter Rendall, KVH’s chief financial officer, said, “Service revenues, in particular subscription-based service revenues, now represent the majority of our total revenues. In the

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third quarter of 2014, our service revenues generated a gross profit margin of 46%, compared to 40% in the comparable period last year. This increase was driven, in part, by the impact of recording a smaller amount of low margin installation and project management service revenues related to the Saudi Arabian National Guard project. The gross profit margin on hardware revenues in the current quarter was 36% compared to 42% a year earlier and reflects the impact that product mix can have on our hardware margins. The net impact of these factors was that the company’s overall gross profit margin for the third quarter was 42% compared to 41% a year ago.”
Fourth Quarter 2014 Outlook
The company reaffirms its prior guidance for the fourth quarter as follows:

•	GAAP revenue is projected to be in the range of $47 million to $51 million. For the full year, this would equate to $169 million to $173 million.

•	GAAP net income per share is projected to be in the range of $0.10 to $0.15. For the full year, this would equate to $0.04 to $0.09.
Other Recent Announcements

•	Merchant mariners used new IP-MobileCast content delivery service to watch the entire World Cup Final while at sea

•	Announced Videotel’s current content and next generation of e-Learning services will be delivered free over IP-MobileCast to their subscribers

•	Enhanced CHARTlink™ service to deliver automatic chart updates from Transas to vessels at sea via IP-MobileCast

•	Won two prestigious product awards from the National Marine Electronics Association in the satellite communications antenna and satellite TV antenna categories

•	Introduced safety and security training programs for superyachts designed to meet a wide range of maritime regulations
Please review the corresponding press releases for more details regarding these developments.
Conference Call Details
KVH Industries will host a conference call today at 10:30 a.m. EST through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive and an MP3 podcast will also be available on the company website within three hours of the completion of the call.
Non-GAAP Financial Measures
Provided in this release is non-GAAP financial information, including non-GAAP revenue, non-GAAP net income, non-GAAP diluted EPS, and adjusted EBITDA, as a supplement to the condensed financial statements, which are prepared in accordance with generally accepted accounting principles ("GAAP"). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance and liquidity. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. KVH believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing performance and when planning, forecasting, and analyzing future periods. KVH believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics used in making operating decisions and because its investors and analysts use them to help assess the health of its business.
Some limitations of non-GAAP revenue, non-GAAP net income, non-GAAP diluted EPS, and adjusted EBITDA include the following:

•	Non-GAAP revenue includes an amount that was excluded from revenue as a result of the application of purchase accounting in connection with acquisitions.

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Adjusted EBITDA represents net income (loss) before interest income, interest expense, taxes, depreciation, amortization, stock-based compensation, acquisition-related expenses, and adjustments resulting from the application of purchase accounting in connection with acquisitions.

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Non-GAAP net income (loss) and diluted EPS excludes acquisition-related expenses, net of tax, discrete tax items and adjustments resulting from the application of purchase accounting in connection with acquisitions, net of tax.

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.
Because of these limitations, investors should consider these non-GAAP financial measures together with other financial performance measures, including revenue, net income, diluted net income (loss) per share, and our other financial results presented in accordance with GAAP. See the GAAP to non-GAAP reconciliations below for further details.

About KVH Industries, Inc.
KVH Industries is a leading manufacturer of solutions that provide global high-speed Internet, television, and voice services via satellite to mobile users at sea, on land, and in the air, and is a leading news, music, entertainment, and training content provider to many industries including maritime, retail, and leisure. KVH Industries is also a premier manufacturer of high-performance sensors and integrated inertial systems for defense and commercial guidance and stabilization applications. KVH is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and Tinley Park, IL. The company’s global presence includes offices in Belgium, Brazil, Cyprus, Denmark, Hong Kong, Japan, the Netherlands, Norway, Singapore, and the United Kingdom.

This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding our financial goals for future periods, and our anticipated revenue growth, competitive positioning, profitability, and product orders. The actual results could differ materially from the statements made in this press release. Factors that might cause these differences include, but are not limited to: the impact of extended economic weakness and increasing fuel prices on the sale and use of motor vehicles and marine vessels; the need to increase sales of the TracPhone V-IP series products and related services to improve airtime gross margins; the need for, or delays in, qualification of products to customer or regulatory standards; unanticipated declines or changes in customer demand, due to economic, seasonal, and other factors, particularly with respect to the TracPhone V-IP series; continued substantial fluctuations in military sales, including to foreign customers; unanticipated expenses associated with the launch of the IP-MobileCast service; the unpredictability of defense budget priorities as well as the order timing, purchasing schedules, and priorities for defense products, including possible order cancellations; the uncertain impact of potential budget cuts by government customers; and currency fluctuations, export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in KVH’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2014. Copies are available through its Investor Relations department and website, http://investors.kvh.com. KVH does not assume any obligation to update its forward-looking statements to reflect new information and developments.
KVH Industries, Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including the following marks: KVH, KVH logo, Azimuth, TracVision, TracPhone, Tri-Americas, CommBox, TACNAV, IP-MobileCast, Videotel, Sailcomp, mini-VSAT Broadband and the mini-VSAT Broadband logo, ECore, Crewtoo, Muzo, and the banded, dome-shaped housing of its satellite antennas. Other trademarks are the property of their respective companies.

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Sales:
Product	$16,862	$20,331	$55,867	$71,433
Service	27,388	19,885	66,290	51,907
Net sales	44,250	40,216	122,157	123,340
Costs and expenses:
Costs of product sales	10,769	11,780	34,179	39,999
Costs of service sales	14,679	11,909	37,098	33,019
Research and development	3,283	3,334	10,832	9,534
Sales, marketing and support	8,105	6,344	23,252	20,828
General and administrative	6,898	4,774	17,300	13,084
Total costs and expenses	43,734	38,141	122,661	116,464
Income (loss) from operations	516	2,075	(504)	6,876
Interest income	166	199	581	572
Interest expense	493	189	870	450
Other (expense) income, net	(156)	212	(70)	290
Income (loss) before income tax (benefit) expense	33	2,297	(863)	7,288
Income tax (benefit) expense	(118)	911	54	2,390
Net income (loss)	$151	$1,386	$(917)	$4,898
Net income (loss) per common share:
Basic and diluted	$0.01	$0.09	$(0.06)	$0.32
Weighted average number of common shares outstanding:
Basic	15,456	15,200	15,396	15,109
Diluted	15,586	15,354	15,396	15,300

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Cash, cash equivalents and marketable securities	$50,403	$55,744
Accounts receivable, net	32,918	27,549
Inventories	20,591	18,255
Prepaid expenses and other assets	4,670	3,784
Deferred income taxes	3,121	3,060
Total current assets	111,703	108,392
Property and equipment, net	42,300	37,142
Intangible assets, net	36,608	14,987
Goodwill	40,670	18,281
Other non-current assets	4,551	5,047
Total assets	$235,832	$183,849

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$33,413	$23,329
Deferred revenue	7,598	4,858
Current portion of long-term debt	4,959	1,272
Total current liabilities	45,970	29,459
Other long-term liabilities	7,995	829
Long-term debt, excluding current portion	66,238	37,094
Stockholders' equity	115,629	116,467
Total liabilities and stockholders' equity	$235,832	$183,849

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KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO
NON-GAAP ADJUSTED NET INCOME (LOSS)
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net Income (loss) - GAAP	$151	$1,386	$(917)	$4,898

Transaction costs related to business acquisition (a)	765	11	1,228	876
Income tax benefit from transaction costs related to business acquisition	—	—	(33)	(152)
Discrete tax benefits, net (b)	(299)	—	23	—
Acquisition-related revenue adjustments, net of tax	419	10	419	20

Net Income - Non-GAAP	$1,036	$1,407	$720	$5,642

Net Income per common share - Non-GAAP:
Basic and diluted	$0.07	$0.09	$0.05	$0.37

Weighted average number of common shares outstanding:
Basic	15,456	15,200	15,396	15,109
Diluted	15,586	15,354	15,576	15,300
Note - The impact of the change in the deferred income tax asset valuation allowance on the number of diluted shares outstanding did not alter the diluted net income per common share result presented for both periods. As a result, the inconsequential impact to the diluted share number has not been included.

(a) For the three and nine months ended September 30, 2014, represents the transaction costs related to the acquisition of Super Dragon Limited and Videotel Marine Asia Limited, which closed on July 2, 2014. For the three and nine months ended September 30, 2013, represents the transaction costs related to the acquisition of Headland Media Limited in May 2013.

(b) Represents a change in the valuation allowance on a state research and development tax credit, and an adjustment to the provision as a result of the filing of 2013 tax return.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO
NON-GAAP EBITDA AND NON-GAAP ADJUSTED EBITDA
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP net income (loss)	$151	$1,386	$(917)	$4,898
Income tax (benefit) expense	(118)	911	54	2,390
Interest expense, net	327	(10)	289	(122)
Depreciation and amortization	3,264	1,632	6,674	4,301

Non-GAAP EBITDA	3,624	3,919	6,100	11,467
Stock-based compensation expense	925	923	2,827	2,004
Transaction costs related to business acquisition	765	11	1,228	876
Acquisition-related revenue adjustments	635	15	635	31

Non-GAAP Adjusted EBITDA	$5,949	$4,868	$10,790	$14,378